                                                                  EXHIBIT 23.2


                       INDEPENDENT AUDITORS' CONSENT

The Board of Directors
SMT Health Services Inc.

We consent to the incorporation by reference in the Registration Statement (No. 333-22333) on Form S-8 of Alliance Imaging, Inc. of our report dated January 31, 1997, with respect to the consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1996, which report appears in the Form 8-K/A of Alliance Imaging, Inc.


                                       /s/ KPMG LLP


Pittsburgh, Pennsylvania
July 14, 1999